Exhibit 5.14

September 17, 2014

CHS/Community Health Systems, Inc.

4000 Meridian Boulevard

Franklin, Tennessee 37067

Ladies and Gentlemen:

We have acted as Oklahoma counsel to Kay County Oklahoma Hospital Company, LLC, and Kay County Hospital Corporation (the “Guarantors”), each organized and existing under the laws of the State of Oklahoma, in connection with the filing by CHS/Community Health Systems, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-4 (the “Registration Statement”), which relates to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and exchange of up to $1,000,000,000 aggregate principal amount of the Company’s 5.125% senior secured notes due 2021 (the “Secured Exchange Notes”) that are to be general senior secured obligations of the Company and unconditionally guaranteed on a senior secured basis by Community Health Systems, Inc. (“Holdings”) and certain of the Company’s current and future domestic subsidiaries, including the Guarantors, and $3,000,000,000 aggregate principal amount of the Company’s 6.875% senior unsecured notes due 2022 (the “Unsecured Exchange Notes,” and, together with the Secured Exchange Notes, the “Exchange Notes”) that are to be guaranteed on a senior unsecured basis by Holdings and certain of the Company’s current and future domestic subsidiaries, including the Guarantors.

The Secured Exchange Notes are to be issued pursuant to an indenture, dated as of January 27, 2014, among FWCT-2 Escrow Corporation (“Escrow Corp”), the guarantors party thereto, Regions Bank, as trustee (the “Trustee”), and Credit Suisse AG, as collateral agent (the “Collateral Agent”), as supplemented by the Assumption Supplemental Indenture, dated as of January 27, 2014, among the Company, Holdings, the guarantors party thereto, the Trustee, and the Collateral Agent, and as supplemented further by the Second Supplemental Indenture, dated as of June 30, 2014, by and among the Company, the guarantors party thereto, the Trustee, and the Collateral Agent (collectively, the “Secured Notes Indenture”).

The Unsecured Exchange Notes are to be issued pursuant to an indenture, dated as of January 27, 2014, by and among Escrow Corp, the guarantors party thereto, and the Trustee, as supplemented by the Assumption Supplement Indenture, dated as of January 27, 2014, among the Company, Holdings, the guarantors party thereto, and the Trustee, and as supplemented further by the Second Supplemental Indenture dated as of June 30, 2014, among the Company, the guarantors party thereto, and the Trustee (collectively, the “Unsecured Notes Indenture,” and, together with the Secured Notes Indenture, the “Indentures”).

The Secured Exchange Notes are to be issued in an exchange offer for a like aggregate original principal amount of currently outstanding 5.125% senior secured notes due 2021 in accordance with the terms of a Registration Rights Agreement, dated as of January 27, 2014, among Escrow Corp and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Credit Suisse Securities (USA) LLC (“Credit Suisse”), each as representative of the parties named therein as the Initial Purchasers, and the related Registration Rights Joinder dated as of January 27, 2014, among the Company, Holdings, the guarantors party thereto, Merrill Lynch, and Credit Suisse (collectively, the “Secured Notes Registration Rights Agreement”).

The Unsecured Exchange Notes are to be issued in an exchange offer for a like aggregate original principal amount of currently outstanding 6.875% senior notes due 2022 in accordance with a Registration Rights Agreement dated as of January 27, 2014, among Escrow Corp and Merrill Lynch and Credit Suisse, each as representative of the parties named therein as the Initial Purchasers, and the related Registration Rights Joinder, dated as of January 27, 2014, among the Company, Holdings, the guarantors party thereto, Merrill Lynch, and Credit Suisse (collectively, the “Unsecured Notes Registration Rights Agreement,” and, together with the Secured Notes Registration Rights Agreement, the “Registration Rights Agreements”).

Documents Reviewed

We have reviewed the following documents:

(i)	the Secured Notes Registration Rights Agreement;

(ii)	the Unsecured Notes Registration Rights Agreement;

(iii)	the Secured Notes Indenture;

(iv)	the Unsecured Notes Indenture;

(v)	the Registration Statement;

(vi)	the forms of Exchange Notes;

(vii)	The prospectus contained in the Registration Statement (the “Prospectus”);

(viii)	Articles of Organization of Kay County Oklahoma Hospital Company, 2014 LLC as certified by the Oklahoma Secretary of State on August 20, 2014;

(ix)	Operating Agreement of Kay County Oklahoma Hospital Company, LLC as certified by the Secretary of Kay County Oklahoma Hospital Company, LLC as of September 17, 2014;

(x)	Resolutions of the sole member of Kay County Oklahoma Hospital Company, LLC dated January 9, 2014, as certified by the Secretary of Kay County Oklahoma Hospital Company, LLC as of September 17, 2014;

(xi)	Certificate regarding the good standing of Kay County Oklahoma Hospital Company, LLC issued by the Oklahoma Secretary of State on August 20, 2014;

(xii)	Certificate of Incorporation of Kay County Hospital Corporation as certified by the Oklahoma Secretary of State on August 20, 2014;

(xiii)	Bylaws of Kay County Hospital Corporation as certified by the Secretary of Kay County Hospital Corporation as of September 17, 2014;

(xiv)	Resolutions of the Board of Directors of Kay County Hospital Corporation dated January 9, 2014, as certified by the Secretary of Kay County Hospital Corporation as of September 17, 2014;

(xv)	Certificate regarding the good standing of Kay County Hospital Corporation issued by the Oklahoma Secretary of State on August 20, 2014; and

(xvi)	Certificate of an officer of each Guarantor with respect to various factual matters dated as of September 17, 2014.

Opinions

Based upon the foregoing, it is our opinion that:

1. Kay County Oklahoma Hospital Company, LLC validly exists as a limited liability company in good standing in Oklahoma.

2. Kay County Hospital Corporation validly exists as a corporation in good standing in Oklahoma.

3. The Guarantors have the requisite corporate or limited liability company power and authority to execute and deliver the Indenture and to perform their obligations under the Indentures, including guaranteeing the Exchange Notes.

4. The execution and delivery by each of the Guarantors of the Indentures, including its guaranties of the Exchange Notes, and the performance of its obligations under the Indentures have been duly and validly authorized by each of the Guarantors.

Qualifications, Limitations, Assumptions, and Exceptions

The opinions in this letter are subject to the following qualifications, limitations, assumptions, and exceptions:

(a) The opinions in 1 and 2 above are based solely on our review of the documents described in (xi) and (xv) above.

(b) We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such copies.

(c) We have assumed that Kay County Hospital Corporation is a wholly owned subsidiary of the Company and the execution, delivery, and performance of the Indentures are necessary or convenient to the conduct, promotion, or attainment of the business of Kay County Hospital Corporation.

(d) This opinion is based only on the laws of the State of Oklahoma. We express no opinion about the laws of any other state or jurisdiction.

(e) We have not been involved in the preparation of any registration statement or in the negotiation, preparation, or execution of the Indentures or any of the related agreements executed or delivered in connection therewith. We have been retained solely for the purpose of rendering certain opinions under Oklahoma law. This opinion letter is provided as a legal opinion only, effective as of the date of this letter, and not as representations or warranties of fact.

The qualifications, limitations, assumptions, and exceptions in this letter are material to the opinions expressed in this letter, and the inaccuracy of any assumptions could render these opinions inaccurate.

We have prepared this opinion letter in accordance with customary practice for the preparation and interpretation of opinions of this type. We have assumed, and your acceptance of this letter shall confirm, that you (alone or with your counsel) are familiar with this customary practice.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement on or about the date hereof, to the incorporation by reference of this opinion letter into the Registration Statement, and to the reference to our firm in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ McAfee & Taft A Professional Corporation

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